MUTUAL TERMINATION

         BY THIS MUTUAL TERMINATION dated this 18th day of June 1999, WAVETECH INTERNATIONAL, INC., a Nevada corporation ("Wavetech"), and DCI TELECOMMUNICATIONS, INC., a Colorado corporation ("DCI"), hereby agree as follows:

         1. RECITALS. Wavetech and DCI entered into an Agreement dated February 26, 1999 (the "Exchange Agreement"), pursuant to which the parties, among other things, exchanged 568,846 shares of the common stock, $.001 par value per share, of Wavetech (the "Wavetech Shares") for 576,047 shares of DCI's common stock, $.01 par value per share (the "DCI Shares"). By this Mutual Termination, Wavetech and DCI desire to mutually terminate the Exchange Agreement and to return to Wavetech the Wavetech Shares and to DCI the DCI Shares.

         2. TERMINATION. Wavetech and DCI agree that the Exchange Agreement is hereby terminated effective the date hereof, and rendered null and void and of no further force or effect. Neither Wavetech nor DCI shall have any obligation or liability to the other arising out of or in any way related to the negotiation, execution, delivery or performance of the Exchange Agreement.

         3. RETURN OF SHARES. Concurrent with the execution and delivery hereof, Wavetech shall return to DCI the certificate representing the DCI Shares, duly endorsed in blank, and DCI shall return to Wavetech the certificate representing the Wavetech Shares, duly endorsed in blank. Wavetech shall have no further right, title or interest in or to the DCI Shares, and DCI shall have no further right, title or interest in or to the Wavetech Shares.

         4. BOARD REPRESENTATION. To the extent either party has designated a representative to the Board of Directors of the other party pursuant to the Exchange Agreement, the designating party shall cause such representative to resign immediately. Neither party shall have any further rights whatsoever to designate a representative to the other party's Board of Directors.

         5. FURTHER ASSURANCES. The parties agree to take such further action and execute such further documents as may be reasonably necessary in order to effect the purposes and terms of this Mutual Termination.

         IN WITNESS WHEREOF, the parties have executed and delivered this Mutual Termination as of the day and year first written above.


WAVETECH INTERNATIONAL, INC.                DCI TELECOMMUNICATIONS, INC.


By  /s/ Richard P. Freeman                  By /s/ Joseph J. Murphy
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Its: Director                               Its: President & CEO
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